Exhibit 5.1

January 28, 2010

Knightsbridge Tankers Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda

Re:           Knightsbridge Tankers Limited's Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Bermuda counsel to Knightsbridge Tankers Limited, a Bermuda company (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-3 (such registration statement as amended and supplemented from time to time), including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder. The Registration Statement relates to the registration by the Company of up to $120,000,000 in securities, which may include the Company's common shares ("Common Shares"), preferred shares ("Preferred Shares"), warrants ("Warrants"), debt securities (which may be guaranteed by one or more of the Company's subsidiaries listed in the Registration Statement) ("Debt Securities"), purchase contracts ("Purchase Contracts") and units ("Units") (the Common Shares, Preferred Shares, Warrants, Debt Securities, Purchase Contracts and Units are collectively referred to herein as the "Securities"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, Certificate of Incorporation on Change of Name, Certificates of Registration of Altered Memorandum of Association, Memorandum of Association and Bye-laws (collectively, the "Constitutional Documents"), the Registration Statement and the form of prospectus included therein (the "Prospectus"), the form of indenture to be entered into by the Company (filed as Exhibit 4.3 to the Registration Statement) (the "Senior Indenture"), the form of subordinated indenture to be entered into by the Company (filed as Exhibit 4.4 to the Registration Statement) (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures"), the resolutions of the Board of Directors of the Company dated 21 December 2009 (the "Resolutions") as certified by the secretary of the Company on 28 January, 2010 and such other documents and records as we have deemed necessary. The documents referred to in this paragraph are collectively referred to herein as the "Documents".

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents.

We have also assumed that (i) when executed and delivered, the Indentures will be in a form which does not differ in any material respect from the forms we have examined for the purposes of this opinion, (ii) the definitive terms of the Securities, other than Common Shares, to be offered pursuant to the Registration Statement will have been established in accordance with the Resolutions and applicable law, (iii) any Securities issuable upon conversion, exchange or exercise of any Security to be offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iv) any Securities consisting of Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security to be offered, or issued as part of a Unit, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (v) the Registration Statement and the Prospectus, and any amendments thereto, will have become effective, (vi) one or more Prospectus Supplements will have been filed with the Commission describing the Securities to be offered thereby, (vii) all Securities will be issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda in respect of which we are opining), and (viii) prior to the date of issuance of any Securities, all necessary approvals of the Bermuda Monetary Authority (save in the case of the issuance of the Common Shares) will have been obtained with respect to the issue and free transferability of the Securities to be issued.

For the purpose of the opinions set forth below, we have also assumed:

•
with respect to the issuance and sale of any Debt Securities, that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the trustee named therein, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (iii) with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the indenture with respect thereto;

•
with respect to the issuance and sale of any series of Preferred Shares, that an appropriate certificate of designations, or similar instrument setting forth the preferential, qualified or special rights, privileges or conditions with respect to such series of Preferred Shares will have been duly and validly authorized and adopted by the Company;

•
with respect to the issuance and sale of any Warrants, that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the warrant agent, (ii) the Warrants will have been duly executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company;

•
with respect to the issuance and sale of any Purchase Contracts, that (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein; and

•
with respect to the issuance and sale of any Units, that (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the Units, if in certificated form, will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.
the Common Shares and the Preferred Shares have been duly authorized and that any Securities consisting of Common Shares or Preferred Shares, including any Common Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, or issued as part of a Unit, when issued and delivered, will be duly and validly issued, fully paid and non-assessable; and

2.
Any Securities consisting of Debt Securities, Warrants, Purchase Contracts or Units have been duly authorized and will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to benefits provided by the applicable Indenture.

This opinion is limited to the matters stated herein. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.  In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/s/ MELLO JONES & MARTIN